Exhibit 4.9

NEITHER THESE SECURITIES NOR THE SECURITIES FOR WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

Dated: June 24, 2019  66,402,480 Class A ordinary shares

WARRANT TO PURCHASE

CLASS A ORDINARY SHARES

OF

CHINA RAPID FINANCE LIMITED

Organized Under the Laws of the Cayman Islands

THIS CERTIFIES THAT, for value received, and subject to the provisions hereinafter set forth, Tianjin Baidayi Management Consulting Limited (天津百达易企业管理咨询有限公司) (the “Holder”), is entitled to purchase from China Rapid Finance Limited, a Cayman Islands exempted company with limited liability (the “Company”), at the times set forth in this warrant (this “Warrant”), up to 66,402,480 (the “Maximum Amount”) duly authorized, validly issued, fully paid and nonassessable Class A ordinary shares, par value $0.0001 per share, of the Company (the “Shares”) at the Exercise Price (defined below); provided, however, that to the extent that the existing lenders constituting the LPs (as defined below) (the “Existing Lenders”) receive loan repayments or obtain recoveries due to them under outstanding loans on the Company’s marketplace lending platform, the Maximum Amount that can be exercised shall be reduced accordingly on a dollar for dollar basis, as separately agreed between the Holder, the LPs and the Existing Lenders.

1. Duration; Surrender.  The Holder’s right to purchase Shares represented hereby will commence on the date hereof (the “Commencement Date”) and will expire on the date that is five (5) years and six (6) months following the date of this Warrant (the “Expiration Date”).  All such rights shall be wholly null and void to the extent this Warrant is not exercised on or before the Expiration Date.

2. Exercise; Payment; Partial Exercise.

2.1. Exercise of Warrants.

2.1.1 .Holder shall only be permitted to purchase the amount of Shares (each such amount of Shares, the “EBITA Milestone Shares”) corresponding with the achievement of certain earnings before interest taxes and amortization (“EBITA”) milestones (the “EBITA Milestones”) by the project company to be established as a wholly owned subsidiary of the Company (the “Project Company”), as set forth on Exhibit A hereto.  Such EBITA Milestones must be achieved within five (5) years from the Effective Date to be valid, but this Warrant may be exercised for the corresponding EBITA Milestone Shares up until the Expiration Date..

2.1.2. For purposes of determining the EBITA milestones as set forth in Exhibit A hereto, EBITA shall be the aggregate EBITA of the Project Company for the most recent four (4) fiscal quarters and shall be calculated on a quarterly basis by the Company’s Chief Financial Officer in accordance with U.S. generally accepted accounting principles. Upon the achievement of any EBITA Milestones, this Warrant shall become exercisable by the Holder for those EBITA Milestone Shares corresponding with such EBITA Milestones.  For the avoidance of doubt, once an EBITA Milestone has been achieved, the Holder can purchase the EBITA Milestone Shares corresponding with any prior thresholds of EBITA Milestones, but each tranche of EBITA Milestone Shares may only be exercised on one occasion.  In the event of any dispute relating to the calculation of EBITA or the achievement of any EBITA Milestone, the Holder may request that an independent third party accounting firm acceptable to both the Holder and the Company be engaged to review such calculations, and the conclusions of such third party shall be binding upon both parties.

2.1.3. The exercise price shall be US$0.0001 per Share (the “Exercise Price”).

2.1.4. Subject to the provisions of Section 2.1.1, this Warrant may be exercised by the Holder, in one or more instances until such time as the Maximum Amount of the Shares have been purchased by the cumulative exercises of this Warrant by the Holder, during normal business hours on any business day on or prior to the Expiration Date, by delivering to the Company at its principal office an election notice and subscription substantially in the form attached to this Warrant duly executed by the Holder and either (i) accompanied by payment, in cash or by check payable to the order of the Company, in in an amount equal to the number of Shares for which this Warrant is then being exercised, as designated in such election notice and subscription, multiplied by the Exercise Price (the “Aggregate Exercise Price”) or (ii) through the cashless exercise set forth in Section 2.2 below, and the Holder will thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable Shares in accordance with the terms of this Warrant.

2.1.5. The Holder shall be deemed to have surrendered all rights under this Warrant upon the earlier to occur of (i) the Maximum Amount of the Shares having been purchased by the cumulative exercises of this Warrant, and (ii) the Expiration Date.

2.2. Cashless Exercise.  The Holder shall have the right to pay all or a portion of the Aggregate Exercise Price by making a “Cashless Exercise,” in which the Holder shall  be entitled to receive a number of Shares equal to the quotient obtained by dividing [(A-B)(X)] by (A), where:

(A) = the VWAP on the Trading Day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable notice of exercise, a form of which is attached hereto as Exhibit B (the “Notice of Exercise”);

(B) = the Exercise Price; and

(X) = the number of Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

“Trading Day” shall mean a day on which there is trading or quoting for any security on the New York Stock Exchange (the “NYSE”).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the American Depositary Shares representing Class A ordinary shares (“ADSs”) is then listed or quoted on the NYSE, the daily volume weighted average price of the ADSs for such date (or the nearest preceding date) on the NYSE as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the ADSs are traded on OTCQB or OTCQX, the volume weighted average price of the ADSs for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the ADSs are not then listed or quoted for trading on the NYSE, OTCQB or OTCQX and if prices for the ADSs are then reported in the “Pink Sheets” published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the ADSs so reported, or (d) in all other cases, the fair market value of a share of the Shares as determined by an independent appraiser selected in good faith by the Company, the fees and expenses of which shall be paid by the Company.

3.Shares Fully Paid.  The Company represents, warrants, covenants and agrees that all Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable.

4. Adjustment of Number of Shares Issuable Upon Exercise of the Warrant.

4.1 The number of Shares issuable upon exercise of this Warrant thereof shall be proportionately adjusted to reflect any stock dividend, stock split, reverse stock split, recapitalization or the like affecting the number of outstanding Shares that occurs after the date hereof.

4.2 If after the date hereof, the Company (or any other entity, the stock or other securities of which are at the time receivable on the exercise of this Warrant), consolidates with or merges into another entity or conveys all or substantially all of its assets to another entity, then, in each such case, Holder, upon any permitted exercise of each this Warrant, at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon the consummation of such reorganization, consolidation, merger or conveyance if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 4. The successor or purchasing entity in any such reorganization, consolidation, merger or conveyance (if other than the Company) shall duly execute and deliver to Holder a written acknowledgment of such entity’s obligations under this Warrant.

4.3 Upon the occurrence of any event resulting in an adjustment in the number of Shares (or other stock or securities or property) receivable upon the exercise of this Warrant, the Company shall promptly thereafter (i) compute such adjustment in accordance with the terms of this Warrant, (ii) prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, and (iii) deliver copies of such certificate to the Holder.

5. Representations and Warranties of Holder.  Holder represents and warrants to the Company that, on the date hereof and on the date the Holder exercises the Warrant:

5.1 Holder understands that the Warrant and the Shares have not been registered under the Securities Act and acknowledges that the Warrant and the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration becomes available.

5.2 Holder is acquiring the Warrant for Holder’s own account for investment and not with a view to, or for sale in connection with, any distribution thereof.

5.3 Holder understands that the Warrant and the Shares that may be acquired upon exercise are being offered and sold to the Holder in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated by the Securities and Exchange Commission under the Securities Act and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the applicability of such exemptions and the suitability of the Holder to acquire the Warrant and the underlying Shares.

6.No Rights or Liabilities as Shareholder. The Holder, as such, of this Warrant shall not be entitled to vote, receive dividends or be deemed the holder of Shares which may at any time be issuable on the exercise of this Warrant represented thereby for any purpose whatever, nor shall anything contained herein or in this Warrant be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise), or to receive notice of meetings or other actions affecting shareholders or to receive dividend or subscription rights, or otherwise, until this Warrant shall have been exercised in accordance with the provisions hereof and the receipt and collection of the Exercise Price and any other amounts payable upon such exercise by the Company. No provision hereof, in the absence of affirmative action by Holder to purchase Shares shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

7. Miscellaneous.

7.1 Restrictions; Legends. This Warrant and the Shares issuable hereunder are subject in all respects to the provisions of the Company’s Fourth Amended and Restated Memorandum and Articles of Association, as amended from time to time (the “M&A”).  This Warrant, the rights granted hereunder, and any certificate issued upon the exercise of this Warrant and any certificate issued upon any direct or indirect transfer of this Warrant or of any Shares issuable upon exercise of this Warrant are transferable only upon satisfaction of the conditions set forth in the M&A, and shall be stamped or otherwise imprinted with any legends deemed appropriate or necessary by the Company.

7.2 Registration and Transfer of Warrants. The Company will cause to be kept a register for the registration and transfer of the Holders’ rights under this Warrant.  The person in whose name this Warrant is so registered will be deemed and treated as the owner and holder thereof for all purposes of this Warrant, and the Company will not be affected by any notice or knowledge to the contrary.

7.3 Lock up. Holder hereby agrees not to, directly or indirectly (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any of the Shares or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Shares or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing, for a period of six months from each date of exercise.

7.4 Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a written instrument or written instruments executed by the Company and the Holder(s).

7.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five days after having been sent by certified mail, return receipt requested, postage prepaid, or (d) after delivery by a recognized overnight courier, when delivery is verified in the courier’s systems.  All communications shall be sent to the address appearing on the signature page hereto or at such other address or electronic mail address as such party may designate by ten days’ advance written notice to the other parties hereto.  The Holder consents to the delivery of any notice given by the Company by (i) facsimile telecommunication, (ii) electronic mail, or (iii) any other form of electronic transmission directed to the Holder.

7.6 Headings. The section headings contained in this Warrant are provided solely for convenience and do not form a part of this Warrant.

7.7 Governing Law. This Warrant is to be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to its rules of conflict of laws.

7.8 Assignment. Neither this Warrant nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part by the Holder to any person or entity without the prior written consent of the Company; provided that the EBITA Milestone Shares obtained from the exercise of this Warrant may be assigned to members of the Holder’s management team.

[Remainder of This Page Intentionally Blank; Signature Page Follows]

The parties have executed this Warrant as of the date first set forth above.

CHINA RAPID FINANCE LIMITED
By:
Name:
Title:
Tianjin Baidayi Management Consulting Limited (天津百达易企业管理咨询有限公司)
By:
Name:
Title:
Address:

EXHIBIT A

EBITA MILESTONES

EBITA Milestone Number	Project Company EBITA (USD)	EBITA Milestone Shares
1	3,676,471	4,913,811
2	7,352,941	3,706,249
3	11,029,412	3,004,821
4	14,705,882	2,553,883
5	18,382,353	2,236,360
6	22,058,824	1,999,025
7	25,735,294	1,813,971
8	29,411,765	1,665,066
9	33,088,235	1,542,289
10	36,764,706	1,439,066
11	40,441,176	1,350,894
12	44,117,647	1,274,575
13	47,794,118	1,207,774
14	51,470,588	1,148,743
15	55,147,059	1,096,143
16	58,823,529	1,048,935
17	62,500,000	1,006,293
18	66,176,471	967,558
19	69,852,941	932,191
20	73,529,412	899,753
21	77,205,882	869,878
22	80,882,353	842,261
23	84,558,824	816,642
24	88,235,294	792,803
25	91,911,765	770,555

26	95,588,235	749,738
27	99,264,706	730,211
28	102,941,176	711,853
29	106,617,647	694,556
30	110,294,118	678,226
31	113,970,588	662,782
32	117,647,059	648,149
33	121,323,529	634,262
34	125,000,000	621,063
35	128,676,471	608,499
36	132,352,941	596,523
37	136,029,412	585,094
38	139,705,882	574,172
39	143,382,353	563,723
40	147,058,824	553,716
41	150,735,294	544,121
42	154,411,765	534,913
43	158,088,235	526,067
44	161,764,706	517,561
45	165,441,176	509,375
46	169,117,647	501,491
47	172,794,118	493,892
48	176,470,588	486,560
49	180,147,059	479,483
50	183,823,529	472,645
51	187,500,000	466,036
52	191,176,471	459,642
53	194,852,941	453,452

54	198,529,412	447,458
55	202,205,882	441,649
56	205,882,353	436,016
57	209,558,824	430,551
58	213,235,294	425,246
59	216,911,765	420,094
60	220,588,235	415,089
61	224,264,706	410,223
62	227,941,176	405,490
63	231,617,647	400,886
64	235,294,118	396,404
65	238,970,588	392,039
66	242,647,059	387,787
67	246,323,529	383,643
68	250,000,000	379,603
69	253,676,471	375,663
70	257,352,941	371,819
71	261,029,412	368,067
72	264,705,882	364,403
73	268,382,353	360,826
74	272,058,824	357,331
75	275,735,294	353,915
76	279,411,765	350,576
77	283,088,235	347,311
78	286,764,706	344,118
79	290,441,176	340,994
80	294,117,647	337,936
Total		66,402,480

EXHIBIT B

FORM OF ELECTION NOTICE AND SUBSCRIPTION

[To be executed and delivered only upon exercise of Warrant]

To China Rapid Finance Limited:

The undersigned registered holder of the enclosed Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, ____________ Class A ordinary shares, which shares are eligible to be purchased due to the satisfaction of EBITA Milestone #[s] __, by (check one of the following two options):

�� payment to China Rapid Finance Limited in the aggregate amount of $____________ therefor, which is equal to $0.0001 multiplied by the number of Class A ordinary shares being purchased; or

�� by cashless exercise in accordance with the terms of Section 2.2 of the enclosed Warrant.

[______________].

By:
Name:
Title:
Dated: